UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 7, 2019 (February 5, 2019)

CIMAREX ENERGY CO.

(Exact name of registrant as specified in its charter)

Delaware	001-31446	45-0466694
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

1700 Lincoln Street, Suite 3700
Denver, Colorado 80203	80203
(Address of principal executive offices)	(Zip Code)

(303) 295-3995

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01                                  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As described more fully under Item 2.03 below, which description is incorporated herein by reference, on February 5, 2019, Cimarex Energy Co. (the “Company”) entered into the Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) among the Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, Wells Fargo Bank, N.A., as syndication agent, the co-documentation agents party thereto, J.P. Morgan Chase Bank, N.A. and Wells Fargo Securities, LLC, as lead arrangers and bookrunners, and the lenders party thereto, amending and restating the existing Credit Agreement, dated as of October 16, 2015 (the “Credit Agreement”) among the Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, Wells Fargo Bank, N.A., as syndication agent, the co-documentation agents party thereto, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as lead arrangers and bookrunners, and the lenders party thereto. A copy of the Amended and Restated Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 2.03                                  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On February 5, 2019, the Company entered into the Amended and Restated Credit Agreement.  The Credit Agreement provided for a senior unsecured revolving credit facility with an aggregate commitment from the lenders of $1 billion (with a $10 million sub-limit for letters of credit) and an expiration of October 16, 2020.

The Amended and Restated Credit Agreement, among other things:

•                  increases the aggregate commitment of the lenders to $1.25 billion;

•                  extends the maturity date to February 5, 2024; and

•                  modifies the applicable rates for borrowings under the Amended and Restated Credit Agreement so that, at the Company’s option, borrowings under the Amended and Restated Credit Agreement may bear interest at either:

(A)       a London Interbank Offered (“LIBO”) rate, subject to a floor of zero, plus 1.125 percent to 2 percent, based on the Company’s credit ratings by S&P or Moody’s; or

(B)       the higher of (i) a prime rate, (ii) the federal funds effective rate plus 0.50 percent, or (iii) an adjusted LIBO rate plus 1.00 percent, plus, in each case, an additional 0.125 to 1 percent, based on the Company’s credit ratings by S&P or Moody’s.

The representations and warranties of the Company in the Amended and Restated Credit Agreement were made and will be repeated only for purposes of that agreement and as of specific dates provided therein and were and will be solely for the benefit of the lenders party thereto. The Amended and Restated Credit Agreement is a contractual document that establishes and governs the legal relations among the parties thereto and is not intended to be a source of factual, business, or operational information about the Company and its subsidiaries. The representations and warranties made by the Company in the Amended and Restated Credit Agreement may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances.

The foregoing description is a summary of the material terms of the Amended and Restated Credit Agreement and does not purport to be complete, and is qualified in its entirety by reference to the full context of the Amended and Restated Credit Agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.1

Amended and Restated Credit Agreement, dated February 5, 2019, among the Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, Wells Fargo Bank, N.A., as syndication agent, the co-documentation agents party thereto, J.P. Morgan Chase Bank, N.A. and Wells Fargo Securities, LLC, as lead arrangers and bookrunners, and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIMAREX ENERGY CO.

Date: February 7, 2019	By:	/s/ Francis B. Barron

		Name:	Francis B. Barron

		Title:	Senior Vice President — General Counsel